
                                                                  EXHIBIT (a)(5)
                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                       RULE 144A GLOBAL DEPOSITARY SHARES
                                       OF
                           RANDGOLD RESOURCES LIMITED

         Randgold Resources Limited, a company incorporated under the laws of Jersey, Channel Islands, has made an exchange offer to exchange one of its American Depositary Shares (CUSIP Number 752344309), or ADSs, each ADS representing two of its ordinary shares, par value $0.10 per share, for every one of its outstanding Rule 144A Global Depositary Shares (CUSIP Number
752344408), or Rule 144A GDSs, each Rule 144A GDS representing two of its ordinary shares, upon the terms and subject to the conditions of the exchange offer described in the exchange offer prospectus dated July 17, 2002.

         This form, or one substantially equivalent to it, must be used to accept the exchange offer if the procedure for book-entry transfer cannot be completed on a timely basis. This form must be delivered by hand or sent by mail, overnight courier or facsimile transmission to the exchange agent, and must be received by the exchange agent on or prior to the expiration date. See
"The Exchange Offer--How to Tender" and "The Exchange Offer--Guaranteed Delivery
Procedures" in the exchange offer prospectus.

                               The Exchange Agent

                              THE BANK OF NEW YORK

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
              If by Hand:                           If by US Mail:                    If by Overnight Courier:

         The Bank of New York                    The Bank of New York                   The Bank of New York
    Tender and Exchange Department          Tender and Exchange Department         Tender and Exchange Department
            One Wall Street                         P.O. Box 11248                 385 Rifle Ridge Road, 5th Floor
               3rd Floor                         Church Street Station            West Patterson, New Jersey 07424
       New York, New York 10286              New York, New York 10286-1248
       Receive & Deliver Window

                          If by Facsimile Transmission:

                               Fax: (973) 247-4077
                             Tel.: (800) 507-9357 or
                                 (973) 247-4072

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON AUGUST 16, 2002, UNLESS THE EXCHANGE OFFER IS EXTENDED.

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.




Ladies and Gentlemen:

         The undersigned hereby tenders to Randgold Resources Limited, a company incorporated in Jersey, Channel Islands, upon the terms and subject to the conditions set forth in the exchange offer prospectus dated July 17, 2002, receipt of which is hereby acknowledged, the number of Rule 144A GDSs set forth below, pursuant to the guaranteed delivery procedures set forth in the exchange offer prospectus under "The Exchange Offer--How to Tender" and "The Exchange
Offer--Guaranteed Delivery Procedures". By signing this Notice of Guaranteed
Delivery:

         o The undersigned holder hereby acknowledges that the exchange offer is being made in reliance upon interpretations by the Staff of the Securities and Exchange Commission, set forth in several no-action letters issued to third parties, that the ADSs issued in exchange for the Rule 144A GDSs pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" or "promoter" of Randgold Resources Limited within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities
              Act, provided that such ADSs are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such ADSs. If the undersigned holder is not a broker-dealer, the undersigned holder represents that it is not engaged in, and does not intend to engage in, a distribution of the ADSs. If the undersigned holder is a broker-dealer that will receive ADSs for its own account in exchange for Rule 144A GDSs, the undersigned represents that such Rule 144A GDSs were acquired as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such ADSs; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         o The undersigned holder represents that (i) the ADSs acquired pursuant to the exchange offer are being obtained in the ordinary course of the undersigned holder's business, (ii) the undersigned holder is not participating in, and has no arrangements with any person to participate in, the distribution of such ADSs, of Randgold Resources Limited, (iii) the undersigned holder is not an "affiliate" or "promoter" as such terms are defined in Rule 405 under the Securities Act, of Randgold Resources Limited or, if the undersigned holder is an affiliate or promoter, that the undersigned holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) the undersigned holder is not a broker-dealer that purchased the Rule 144A GDSs directly from Randgold Resources Limited for resale pursuant to Rule 144A or another available exemption under the Securities Act.

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

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                 Number of Rule 144A GDSs:                                       Account Number:



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              Area Code and Telephone Number:                             Please Print Address(es) Here:



---------------------------------------------------------------------------------------------------------------------
Date:                   , 2002                                                     Signature(s)


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



                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a member firm of a national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank and trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the exchange agent a timely confirmation of book-entry transfer of the Rule 144A GDSs tendered hereby into the exchange agent's account at The Depository Trust Company, or DTC, together with an agent's message, as described below, with any required signature guarantees and any other required documents, all within three New York Stock
Exchange trading days after the date of this notice of guaranteed delivery.

         An "agent's message" is a message sent through DTC's system and received by the exchange agent and forming part of the book-entry confirmation stating that DTC has received an express acknowledgment that the tendering participant has received and agreed to be bound by the exchange offer prospectus.

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
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                         (Address)                                                (Name of Firm)




---------------------------------------------------------------------------------------------------------------------




             (Area Code and Telephone Number)                                 (Authorized Signature)
---------------------------------------------------------------------------------------------------------------------

Dated:                   , 2002

         The institution completing this form must communicate the guarantee to the exchange agent and must deliver the agent's message and a timely confirmation of book-entry of the Rule 144A GDSs tendered hereby and any other required documents to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.



                                      -3-